
Elbit Systems Ltd.
100%
Elbit Systems of America, LLC
(U.S.)
100%
Elbit Systems
Electro-Optics Elop Ltd.
(Israel)
100%
Elbit Systems Land
and C4I Ltd.
(Israel)
100%
Elbit Systems EW and
SIGINT – Elisra Ltd.
(Israel)
100%
CYBERBIT Ltd.
(Israel)